EXHIBIT 99.1

FOR IMMEDIATE RELEASE:

Frederick’s of Hollywood Group Inc. Reports Financial Results for
Fiscal 2011 Second Quarter
- - -

New York, New York – March 14, 2011 —Frederick’s of Hollywood Group Inc. (NYSE Amex: FOH) (“Company”) today announced financial results for its fiscal 2011 second quarter ended January 29, 2011.

Thomas Lynch, the Company’s Chairman and Chief Executive Officer, stated, “Although we are disappointed with our lower retail store sales, we continue to make significant progress in improving our overall retail business.  We primarily attribute these lower sales to late deliveries of merchandise, which resulted from credit limits imposed by certain of our vendors prior to the sale of our wholesale division.  These late deliveries, coupled with our conservative expectations for the holiday season, resulted in lower than optimal inventory levels.  Due to our improved financial condition following the sale of the wholesale division, our vendors have increased the credit limits that they offer us, which we believe will result in timely product deliveries going forward.”

Mr. Lynch continued, “The product and design choices made by our merchandising and design team that was in place in fiscal year 2010 also contributed to the sales decrease.  In conjunction with our strategic decision to focus solely on our core retail operations, we reorganized our merchandising team, which is now led by our new Senior Vice President of Merchandising.  As merchandise is ordered well in advance of the applicable selling season, we believe that we will begin to see the new team’s impact on our product assortment commencing in the fourth quarter of fiscal year 2011.”

Fiscal 2011 Second Quarter Compared to Fiscal 2010 Second Quarter:
•	Net loss applicable to common shareholders was $3.3 million or $(0.08) per diluted share, compared to a net loss of $4.9 million or $(0.18) per diluted share.
o	Net loss from continuing operations increased to $2.8 million from $2.3 million.
o	Net loss from discontinued operations, net of tax, decreased to $460,000 from $2.4 million.
•
Adjusted EBITDA from continuing operations was a loss of $1.3 million compared to a loss of $0.4 million.  A reconciliation of GAAP results to Adjusted EBITDA from continuing operations, a non-GAAP measurement, is provided in the accompanying table.

•	Net sales decreased 11.3% to $32.6 million from $36.7 million.
o	Total store sales decreased 19.8% while comparable store sales decreased 16.5%.
o	Direct sales (catalog and website operations) increased 2.2%.
•	Gross margin, as a percentage of net sales, decreased to 35.0% from 36.7%.
•	Selling, general and administrative expenses decreased by 8.6% to $13.8 million, or 42.5% of sales, from $15.1 million or 41.2% of sales.

Fiscal Six Months Ended January 29, 2011 Compared to Fiscal Six Months Ended January 23, 2010:
•	Net loss applicable to common shareholders was $4.5 million, or ($0.12) per diluted share, compared to a net loss of $9.3 million, or ($0.35) per diluted share.
o	Net loss from continuing operations decreased to $3.1 million from $4.9 million.
o	Net loss from discontinued operations, net of tax, decreased to $1.4 million from $4.1 million.
•
Adjusted EBITDA from continuing operations was a loss of $0.2 million compared to a loss of $1.4 million.  A reconciliation of GAAP results to Adjusted EBITDA from continuing operations, a non-GAAP measurement, is provided in the accompanying table.

•	Net sales decreased 9.8% to $61.2 million from $67.9 million.
o	Total store sales decreased 15.0% while comparable store sales decreased 12.0%.
o	Direct sales (catalog and website operations) decreased 1.0%.
•	Gross margin, as a percentage of net sales, increased to 37.4% from 36.0%.
•	Selling, general and administrative expenses decreased by 11.2% to $25.2 million, or 41.2% of sales, from $28.4 million or 41.8% of sales.

“Looking ahead, we remain focused on continuing to implement changes in our business strategy through our various operating initiatives, including developing our brand into a sexy lifestyle brand, partnering with strategic product licensees, exploring opportunities with international partners and evolving our customer contact strategy through both print and ecommerce,” concluded Mr. Lynch.

Non-GAAP Financial Measures
For purposes of evaluating our continuing operating performance, the Company uses an Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) measurement, which is computed as the net loss from continuing operations appearing on the statement of operations plus depreciation and amortization, interest, income tax expense and non-cash stock compensation expense.  Adjusted EBITDA from continuing operations is used by management to evaluate the operating performance of the Company’s business for comparable periods.  Adjusted EBITDA from continuing operations should not be used by investors or other third parties as the sole basis for formulating investment decisions as it excludes a number of important cash and non-cash recurring items.

While Adjusted EBITDA from continuing operations is a non-GAAP measurement, management believes that it is an important indicator of operating performance because:

•	Adjusted EBITDA from continuing operations excludes the effects of financing and investing activities by eliminating the effects of interest and depreciation costs; and

•
other significant items, while periodically affecting the Company’s results, may vary significantly from period to period and have a disproportionate effect in a given period, which affects the comparability of results.

	Three Months Ended		Six Months Ended
	January 29, 2011	January 23, 2010	January 29, 2011	January 23, 2010
Net loss from continuing operations	$(2,794)	$(2,279)	$(3,091)	$(4,908)
Depreciation and amortization	769	1,080	1,611	2,164
Interest	344	589	743	950
Income tax expense	15	23	40	39
Stock compensation expense	403	189	499	392
Adjusted EBITDA	$(1,263)	$(398)	$(198)	$(1,363)

Forward Looking Statement
Certain of the matters set forth in this press release are forward-looking and involve a number of risks and uncertainties.  These statements are based on management’s current expectations or beliefs.  Actual results may vary materially from those expressed or implied by the statements herein.  Among the factors that could cause actual results to differ materially are the following: competition; business conditions and industry growth; rapidly changing consumer preferences and trends; general economic conditions; working capital needs; continued compliance with government regulations; loss of key personnel; labor practices; product development; management of growth, increases in costs of operations or inability to meet efficiency or cost reduction objectives; timing of orders and deliveries of products; foreign government regulations and risks of doing business abroad; and the other risks that are described from time to time in Frederick’s of Hollywood Group Inc.’s SEC reports.  Frederick’s of Hollywood Group Inc. is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

About Frederick’s of Hollywood Group Inc.
Frederick’s of Hollywood Group Inc., through its subsidiaries, sells women’s intimate apparel, swimwear and related products under its proprietary Frederick’s of Hollywood® brand through 126 specialty retail stores, a world-famous catalog and an online shop at http://www.fredericks.com/.  With its exclusive product offerings including Seduction by Frederick’s of Hollywood, the Hollywood Exxtreme Cleavage® bra and Hollywood Sizzle Pool Party Swim™, Frederick’s of Hollywood is the Original Sex Symbol®.

Our press releases and financial reports can be accessed on our corporate website at http://www.fohgroup.com.

This release is available on the KCSA Strategic Communications Web site at http://www.kcsa.com.

CONTACT:
Frederick’s of Hollywood Group Inc.
Thomas Rende, CFO
(212) 779-8300

Investor Contacts:
Todd Fromer / Garth Russell
KCSA Strategic Communications
212-896-1215 / 212-896-1250
tfromer@kcsa.com / grussell@kcsa.com

FREDERICK’S OF HOLLYWOOD GROUP INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands)

	January 29,	July 31,
	2011	2010
	(Unaudited)	(Audited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$268	$536
Restricted cash	-	4,660
Accounts receivable	1,260	1,127
Income tax receivable	85	127
Merchandise inventories	12,537	10,951
Prepaid expenses and other current assets	2,878	2,298
Deferred income tax assets	508	875
Current assets of discontinued operations	225	4,185
Total current assets	17,761	24,759

PROPERTY AND EQUIPMENT, Net	12,313	13,861
INTANGIBLE AND OTHER ASSETS	19,109	19,392
LONG-TERM ASSETS OF DISCONTINUED OPERATIONS	-	960
TOTAL ASSETS	$49,183	$58,972

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Revolving credit facility	$2,010	$3,269
Accounts payable and other accrued expenses	17,272	20,198
Deferred revenue from gift cards	2,021	1,781
Current liabilities of discontinued operations	571	2,041
Total current liabilities	21,874	27,289

DEFERRED RENT AND TENANT ALLOWANCES	4,909	4,926
TERM LOAN	7,215	7,002
OTHER	35	70
DEFERRED INCOME TAX LIABILITIES	7,744	8,377
TOTAL LIABILITIES	41,777	47,664
SHAREHOLDERS’ EQUITY	7,406	11,308
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$49,183	$58,972

FREDERICK’S OF HOLLYWOOD GROUP INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In Thousands, Except Per Share Amounts)

	Three Months Ended		Six Months Ended
	January 29,	January 23,	January 29,	January 23,
	2011	2010	2011	2010

Net sales	$32,582	$36,743	$61,199	$67,857
Cost of goods sold, buying and occupancy	21,167	23,266	38,315	43,422
Gross profit	11,415	13,477	22,884	24,435
Selling, general and administrative expenses	13,850	15,144	25,192	28,354
Operating loss	(2,435)	(1,667)	(2,308)	(3,919)
Interest expense, net	344	589	743	950
Loss from continuing operations before income tax provision	(2,779)	(2,256)	(3,051)	(4,869)
Income tax provision	15	23	40	39
Net loss from continuing operations	(2,794)	(2,279)	(3,091)	(4,908)
Net loss from discontinued operations	(460)	(2,439)	(1,393)	(4,146)
Net loss	(3,254)	(4,718)	(4,484)	(9,054)
Less: Preferred stock dividends	-	142	-	261
Net loss applicable to common shareholders	$(3,254)	$(4,860)	$(4,484)	$(9,315)

Basic and diluted net loss per share from continuing operations	$(0.07)	$(0.09)	$(0.08)	$(0.19)
Basic and diluted net loss per share from discontinued operations	(0.01)	(0.09)	(0.04)	(0.16)
Total basic and diluted net loss per share applicable to common shareholders	$(0.08)	$(0.18)	$(0.12)	$(0.35)

Weighted average shares outstanding – basic and diluted	38,453	26,417	38,401	26,412